Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP

1001 Pennsylvania Ave., N.W.

Washington, D.C. 20004

Tel: 202.639.7000

Fax: 202.639.7003

www.friedfrank.com

October 31, 2007

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Deltek, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 7,707,418 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), which may be offered pursuant to the Deltek, Inc. Amended and Restated 2005 Stock Option Plan, the Deltek, Inc. 2007 Stock Incentive and Award Plan and the Deltek, Inc. Employee Stock Purchase Plan (collectively, the “Plans”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Plans will be duly authorized by the Company and will comply with all applicable laws.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the provisions of the Plans and the applicable agreements thereunder, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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